Exhibit 99.3

Notice of Guaranteed Delivery

for Shares of Common Stock of

GENERAL ELECTRIC COMPANY

Offer to Exchange

up to 705,270,833 Shares of Common Stock of

SYNCHRONY FINANCIAL

which are beneficially owned by General Electric Company

for Shares of Common Stock of

GENERAL ELECTRIC COMPANY

(Not to be used for signature guarantees)

THE EXCHANGE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, AT THE END OF THE DAY ON NOVEMBER 16, 2015, UNLESS THE OFFER IS EXTENDED OR TERMINATED. SUCH DATE OR, IF THE OFFER IS EXTENDED, THE DATE UNTIL WHICH THE OFFER IS EXTENDED, IS REFERRED TO IN THIS DOCUMENT AS THE “EXPIRATION DATE.” SHARES OF GE COMMON STOCK TENDERED PURSUANT TO THE EXCHANGE OFFER MAY BE WITHDRAWN AT ANY TIME PRIOR TO THE EXPIRATION OF THE EXCHANGE OFFER.

This Notice of Guaranteed Delivery, or a form substantially equivalent hereto, must be used to accept the exchange offer (as set forth in the prospectus dated October 19, 2015 (the “Prospectus”) and the related Letter of Transmittal (the “Letter of Transmittal”)) in the following circumstances:

(1)	if certificates representing shares of General Electric Company (“GE”) common stock, par value $0.06 per share (“GE common stock”), are not immediately available;

(2)	if the procedure for book-entry transfer cannot be completed on a timely basis; or

(3)	if time will not permit all required documents to reach Computershare Trust Company, N.A. (the “exchange agent”) on or before the expiration date of the exchange offer.

This Notice of Guaranteed Delivery may mailed to the exchange agent as described in the Prospectus and must include a guarantee by an Eligible Institution (as defined in the Information Booklet to the Letter of Transmittal). Additional information can be found in the section entitled “The Exchange Offer—Procedures for Tendering” in the Prospectus. Only registered shareholders (including any participant in The Depository Trust Company (“DTC”) whose name appears on a security position listing as the owner of shares of GE common stock) may submit this Notice of Guaranteed Delivery.

The Information Agent for the exchange offer is:

480 Washington Blvd., 26th Floor

Jersey City, NJ 07310

Banks, Brokers and Shareholders

Call Toll-Free (866) 300-8594

Non U.S. Shareholders: (781) 575-2137

Or Contact via E-mail at:

GEExchange@georgeson.com

The exchange agent for the exchange offer is:

By Mail:	By Overnight:
Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer P.O. Box 43011 Providence, RI 02940-3011	Computershare Trust Company, N.A. Attn: Corporate Actions Voluntary Offer 250 Royall Street Suite V Canton, MA 02021

By Facsimile:

(617) 360-6810

To Confirm By Phone ONLY:

(781) 575-2532

DELIVERY OF THIS NOTICE OF GUARANTEED DELIVERY TO AN ADDRESS OTHER THAN ONE SET FORTH ABOVE OR TRANSMISSION OF INSTRUCTIONS VIA FACSIMILE TO A NUMBER OTHER THAN THE FACSIMILE NUMBER SET FORTH ABOVE WILL NOT CONSTITUTE A VALID DELIVERY.

This Notice of Guaranteed Delivery is not to be used to guarantee signatures. If a signature on a Letter of Transmittal is required to be guaranteed by an Eligible Institution under the instructions thereto, such signature guarantee must appear in the applicable space provided in the signature box on the Letter of Transmittal.

BY EXECUTING THIS NOTICE OF GUARANTEED DELIVERY, YOU ARE GUARANTEEING THAT (1)(A) SHARE CERTIFICATES REPRESENTING ALL PHYSICALLY TENDERED SHARES OF GE COMMON STOCK (OTHER THAN SHARES OF GE COMMON STOCK IN UNCERTIFICATED FORM REGISTERED DIRECTLY IN GE’S SHARE REGISTER) LISTED ON THIS NOTICE, IN PROPER FORM FOR TRANSFER OR (B) WITH RESPECT TO SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, CONFIRMATION OF A BOOK-ENTRY TRANSFER OF THOSE SHARES OF GE COMMON STOCK IN THE EXCHANGE AGENT’S ACCOUNT AT DTC, (2) A LETTER OF TRANSMITTAL FOR SHARES OF GE COMMON STOCK, PROPERLY COMPLETED AND DULY EXECUTED (INCLUDING ANY SIGNATURE GUARANTEES THAT MAY BE REQUIRED) OR, IN THE CASE OF SHARES DELIVERED BY BOOK-ENTRY TRANSFER THROUGH DTC, AN AGENT’S MESSAGE (AS DEFINED IN THE PROSPECTUS) AND (3) ANY OTHER REQUIRED DOCUMENTS WILL EACH IN FACT BE RECEIVED BY THE EXCHANGE AGENT NO LATER THAN 5:00 P.M., NEW YORK CITY TIME, ON THE THIRD NEW YORK STOCK EXCHANGE TRADING DAY AFTER THE DATE OF EXECUTION OF SUCH NOTICE OF GUARANTEED DELIVERY. FAILURE TO COMPLETE THE ABOVE ACTIONS BY SUCH TIME COULD RESULT IN FINANCIAL LOSS TO THE ELIGIBLE INSTITUTION MAKING THIS GUARANTEE.

THE GUARANTEE INCLUDED HEREIN MUST BE COMPLETED.

Ladies and Gentlemen:

The undersigned hereby tenders to General Electric Company (“GE”) the number of shares of GE common stock (“GE common stock”) set forth below, on the terms and subject to the conditions set forth in the Prospectus and the Letter of Transmittal, as may be amended from time to time, which together constitute the offer by GE to exchange up to 705,270,833 shares of common stock (“Synchrony common stock”) of Synchrony Financial (“Synchrony”), which are beneficially owned by GE for shares of GE common stock.

Number of shares of GE common stock to be tendered and share certificate number(s) (if available):

Check box if shares of GE common stock will be tendered by book-entry transfer through an account maintained by The Depository Trust Company: ☐

Account Number (if known):

Dated:                     , 2015

Signature(s) of Registered Holder(s)

Please type or print name(s) of Registered Holder(s) here

Please type or print address

Area Code and Telephone Number

Tax Identification or Social Security Number(s)
(If you do not have a Tax Identification or Social Security Number, please enter four zeros (0000).)

ODD-LOT SHARES

This section is to be completed ONLY if shares of GE common stock are being tendered by or on behalf of a person owning beneficially and of record less than 100 shares of GE common stock who wishes to tender all such shares. The undersigned either (check one box):

☐	is the beneficial or record owner of an aggregate of fewer than 100 shares of GE common stock, all of which are being tendered; or

☐	is a broker, dealer, commercial bank, trust company, or other nominee that (a) is tendering for the beneficial owner(s), shares with respect to which it is the record holder and (b) believes, based upon representations made to it by each such beneficial owner, that each such person is the beneficial owner of an aggregate of fewer than 100 shares of GE common stock and is tendering all of those shares.

GUARANTEED DELIVERY

(Not to be used for signature guarantee)

The undersigned, a participant in the Securities Transfer Agents Medallion Program or an eligible guarantor institution (as defined in Rule 17Ad-15 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”)) (each of the foregoing, an “Eligible Institution”) (i) represents and guarantees that the above-named person(s) hold(s) a net long position in the shares of GE common stock tendered hereby as required under Rule 14e-4 of the Exchange Act; (ii) represents and guarantees that the tender of such shares of GE common stock complies with Rule 14e-4 of the Exchange Act; and (iii) guarantees to deliver to the exchange agent by no later than 5:00 p.m., New York City time, on the third New York Stock Exchange trading days after the date hereof of (1)(A) share certificates representing all tendered shares of GE common stock (other than shares of GE common stock in uncertificated form directly in GE’s share register) tendered hereby, in proper form for transfer or (B) with respect to shares delivered by book-entry transfer through DTC, confirmation of a book-entry transfer of those shares of GE common stock in the exchange agent’s account at DTC, (2) a letter of transmittal for shares of GE common stock, properly completed and duly executed (including any signature guarantees that may be required) or, in the case of shares delivered by book-entry transfer through DTC, an agent’s message (as defined in the Prospectus) and (3) any other required documents.

The Eligible Institution that completes this form must communicate the guarantee to the exchange agent and must deliver the Letter of Transmittal and certificates for shares of GE common stock, or confirmation of book-entry transfer and an agent’s message, and any required documents to the exchange agent within the time period set forth herein. Failure to do so could result in a financial loss to such Eligible Institution.

Name of Firm:

Address:

Area Code and Telephone No.(s):

Authorized Signature:

Name:

Title:

Dated:                     , 2015

DO NOT SEND CERTIFICATE(S) OR ANY OTHER REQUIRED DOCUMENTS WITH THIS NOTICE OF GUARANTEED DELIVERY. CERTIFICATES, IF ANY, SHOULD BE SENT TO THE EXCHANGE AGENT WITH YOUR PROPERLY COMPLETED AND DULY EXECUTED LETTER OF TRANSMITTAL (UNLESS A CONFIRMATION OF BOOK-ENTRY TRANSFER IS USED FOR SHARES TENDERED THROUGH DTC).